[LETTERHEAD OF UNITED NATURAL FOODS, INC.]

IMMEDIATE RELEASE
June 19, 2002

                      UNITED NATURAL FOODS, INC. ANNOUNCES
                        NON-RENEWAL OF WILD OATS CONTRACT

Dayville, Connecticut - June 19, 2002 -- United Natural Foods, Inc. (Nasdaq:
UNFI) today announced that its contract as primary distributor to Wild Oats, Inc. (Nasdaq: OATS) would not be renewed past its current expiration date of August 31, 2002.

For the Company's most recent fiscal quarter ended April 30, 2002, revenue from Wild Oats was approximately $40.6 million, or 13.5% of total revenue. The Company's 16.2% sales growth over last year's fiscal third quarter would have been 18.0% excluding revenue from Wild Oats for each period. The Company does not expect its' fiscal fourth quarter financial results to be materially affected.

"We are disappointed that we were unable to agree on a new contract," said Michael Funk, the Company's Chief Executive Officer. "However, we believe that the terms Wild Oats sought would not have been in the best interests of United Natural Foods, our shareholders and our other customers. We will re-direct our resources to pursue more profitable opportunities for growth that we believe will provide greater economic value for our shareholders. We plan to begin transitioning business the last week in August 2002 and to continue servicing Wild Oats through the transition, expected to be completed by the end of September 2002, and plan to further discuss the transition of this business with Wild Oats' management over the next several weeks."

Mr. Funk added, "We remain the largest volume natural and organic products distributor in the United States. Based on customer and supplier feedback, we believe this is due to our industry-leading service levels and product selection, as well as our integrity in our relationships with all our stakeholders. We plan to keep operating all of our current distribution facilities, enabling us to maintain our industry-leading standards for our over 7,000 customers, including our primary distribution partnerships with leading retailers in the natural and organic products industry."

Speaking about the Company's previously stated strategic initiatives, Mr. Funk said, "Our plans to establish a greater presence in the Midwest and Southwest markets have not changed. We plan to utilize the capital freed up from the winding down of the Wild Oats contract to pursue our objectives in these regions."

The Company said it would provide additional information regarding the financial impact of the decision within the next several weeks at which time management will provide guidance for the fiscal year ending July 2003. A mid-quarter conference call will be held at this time.

About United Natural Foods

United Natural Foods, Inc. carries and distributes over 30,000 products to more than 7,000 customers nationwide. The Company serves a wide variety of retail formats including conventional supermarket chains, natural product superstores and independent retail operators.

For more information on United Natural Foods, Inc., visit the Company's web-site at www.unfi.com.

AT THE COMPANY:                 AT THE FINANCIAL RELATIONS BOARD/BSMG WORLDWIDE:
--------------------------------------------------------------------------------
Todd Weintraub                  Joseph Calabrese            Vanessa Schwartz
Chief Financial Officer         General Information         Analyst Information
(860) 779-2800                  (212) 445-8434              (212) 445-8433

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding United Natural's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, including but not limited to general business conditions, the impact of competition and our dependence on principal customers, see "Risk Factors" in the Company's quarterly report on Form 10-Q filed with the Securities and Exchange Commission on June 14, 2001, and its other filings under the Securities Exchange Act of 1934, as amended. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. United Natural Foods, Inc. is not undertaking to update any information in the foregoing reports until the effective date of its future reports required by applicable laws.